Exhibit B-98

                          KLT GAS INC.




                      AMENDED AND RESTATED
                             BYLAWS



                          JULY 3, 2000



                          KLT GAS INC.

                      AMENDED AND RESTATED
                             BYLAWS



                           ARTICLE I

                            Offices

     Section 1. The registered office of the Corporation in the State of Missouri shall be at Corporation Service Company d/b/a CSC-Lawyers Incorporating Service Company, 221 Bolivar
Street Jefferson City MO 65101.

     Section 2. The Corporation also may have offices at such other places either within or without the State of Missouri as the Board of Directors may from time to time determine or the business of the Corporation may require.


                           ARTICLE II

                          Shareholders

     Section 1. All meetings of shareholders shall be held at such place within or without the State of Missouri as may be selected by the Board of Directors, but if the Board of Directors shall fail to designate a place for said meeting to be held, then the same shall be held at the registered office of the Corporation.

     Section 2. An annual meeting of the shareholders shall be held on the second Tuesday of April in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding day not a legal holiday, for the purpose of electing directors of the Corporation and transacting such other business as may properly be brought before the meeting.

     Section 3. Special meetings of the shareholders may be called by the President or by the holders of not less than one-fifth of all outstanding shares entitled to vote at such meeting.

     Section 4. Written or printed notice of each meeting of the shareholders, annual or special, shall be given in the manner provided in the corporation laws of the State of Missouri. In case of a call for any special meeting, the notice shall state the time, place and purpose of such meeting.

     Any notice of a shareholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the shareholder at his address as it appears on the records of the Corporation.

     Section 5. Meetings of the shareholders may be held without notice at any time and place, either within or without the State of Missouri, if all shareholders entitled to vote at any such meeting shall have waived notice thereof or shall be present in person or represented by proxy, and any action required to be taken by shareholders may be taken at any such meeting.

     Section 6. At least ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order with the address of and the number of shares held by each, shall be prepared by the officer having charge of the transfer book for shares of the Corporation. Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

     Failure to comply with the requirements of this Section shall not affect the validity of any action taken at any such meeting.

     Section 7. Each outstanding share entitled to vote under the provisions of the Certificate of Incorporation of the Corporation shall be entitled to one vote on each matter submitted at a meeting of the shareholders. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     Section 8. At any meeting of shareholders, a majority of the outstanding shares entitled to vote represented in person or by proxy shall constitute a quorum for the transaction of busi ness, except as otherwise provided by statute or by the Certificate of Incorporation or by these Bylaws. The holders of a majority of the shares represented in person or by proxy and entitled to vote at any meeting of the shareholders shall have the right successively to adjourn the meeting to the same or a different location and to a specified date not longer than ninety days after any such adjournment, whether or not a quorum be present. The time and place to which any such adjournment is taken shall be publicly announced at the meeting, and no notice need be given of any such adjournment to shareholders not present at the meeting. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

     Section 9.     Shares standing in the name of another
corporation may be voted by such officer, agent, or proxy, as the bylaws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine.

     Section 10.    The President of the Corporation shall
convene all meetings of the shareholders and shall act as chairman thereof. The Shareholders may appoint any other officer of the Corporation or shareholder to act as chairman of any meeting of the shareholders in the absence of the President.

     The Secretary of the Corporation shall act as secretary of all meetings of shareholders. In the absence of the Secretary at any meeting of shareholders, the presiding officer may appoint any person to act as secretary of the meeting.

     Section 11. Unless otherwise provided by statute or by the Certificate of Incorporation, any action required to be taken by shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


                           ARTICLE III

                       Board of Directors

     Section 1.     Pursuant to Section 351.805, RSMo, the
Articles of Incorporation of the Corporation provide that the Corporation shall operate without a board of directors.

     Section 2. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, the shareholders.

     Section 3. Unless the Articles of Incorporation provide otherwise, action requiring director approval or both director and shareholder approval is authorized if approved by the shareholders, and action requiring a majority or greater percentage vote of the board of directors is authorized if approved by the majority or greater percentage of the votes of shareholders entitled to vote on the action.

     Section 4. A requirement by a state of the United States that a document delivered for filing contained a statement that specified action has been taken by the board of directors is satisfied by a statement that the Corporation is a statutory close corporation without a board of directors and that the action was approved by the shareholders.

     Section 5. The shareholders by resolution may appoint one or more shareholders to sign documents as "designated directors".

     Section 6. A shareholder is not liable for his act or omission, although a director would be, unless the shareholder was entitled to vote on the action.

                           ARTICLE IV

                            Officers

     Section 1. The officers of the Corporation may include a President, one or more Vice Presidents, a Secretary, and a Treasurer, all of whom shall be appointed by the shareholders. Any one person may hold two or more offices except that the offices of President and Secretary may not be held by the same person.

     Section 2. The officers shall be elected annually by the shareholders. The office of the Vice President may or may not be filled as may be deemed advisable by the shareholders.

     Section 3. The shareholders may from time to time appoint such other officers as they shall deem necessary or ex pedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as the shareholders or the President may from time to time determine.

     Section 4. The officers of the Corporation shall hold office until their successors shall be chosen and shall qualify. Any officer appointed by the shareholders may be removed at any time by the affirmative vote of the shareholders. If the office of any officer becomes vacant for any reason, or if any new office shall be created, the vacancy may be filled by the shareholders.

     Section 5. The salaries, if any, of all officers of the Corporation shall be fixed by the shareholders.


                            ARTICLE V

                  Powers and Duties of Officers

     Section 1. The President shall have general and active management of, and exercise general supervision of, the business and affairs of the Corporation, subject, however, to the right of the shareholders to delegate any specific power to any other officer or officers of the Corporation, and shall see that all orders and resolutions of the shareholders are carried into effect. He/she may sign with the Secretary of the Corporation stock certificates, deeds, mortgages, bonds, contracts or other instruments; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the shareholders from time to time. The President shall preside at all meetings of the shareholders.

     Section 3. In the absence of the President or in the event of his/her inability or refusal to act, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated, or in the absence of any designation, then in the order of election) shall perform the duties of the President and when so acting, shall have the powers of the President, and shall perform such other duties as from time to time may be assigned to him/her by the President or by the shareholders.

     Section 4. The Secretary shall attend all meetings of the shareholders and shall keep the minutes of such meetings. He/she shall give, or cause to be given, notice of all meetings of the shareholders, and shall perform such other duties as may be prescribed by the shareholders or President.

     The Secretary shall keep the corporate books and records, prepare the necessary reports to the State and to the directors. He/she shall in all respects perform those usual and customary duties which such officer performs in business corporations.

     Section 5. The Treasurer shall have the custody of all moneys and securities of the Corporation. He/she is authorized to collect and receive all moneys due the Corporation and to receipt therefor, and to endorse in the name of the Corporation and on its behalf, when necessary or proper, all checks, drafts, vouchers or other instruments for the payment of money to the Corporation and to deposit the same to the credit of the Corporation in such depositaries as may be designated by the shareholders. He/she is authorized to pay interest on obligations and dividends on stocks of the Corporation when due and payable. He/she shall, when necessary or proper, disburse the funds of the Corporation, taking proper vouchers for such disbursements. He/she shall render to the shareholders and the President, whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the Corporation. He/she shall perform such other duties as may be prescribed by the shareholders or the President.

     Section 6. Unless otherwise ordered by the shareholders, the President or any Vice President of the Corporation (a) shall have full power and authority to attend and to act and vote, in the name and on behalf of this Corporation, at any meeting of shareholders of any corporation in which this Corporation may hold stock, and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock, and (b) shall have full power and authority to execute, in the name and on behalf of this Corporation, proxies authorizing any suitable person or persons to act and to vote at any meeting of shareholders of any corporation in which this Corporation may hold stock, and at any such meeting the person or persons so designated shall possess and may exercise any and all of the rights and powers incident to the ownership of such stock.


                           ARTICLE VI

                      Certificates of Stock

     Section 1. The shareholders shall provide for the issue, transfer and registration of the certificates representing the shares of capital stock of the Corporation, and shall appoint the necessary officers, transfer agents and registrars for that purpose.

     Section 2. Until otherwise ordered by the shareholders, stock certificates shall be signed by the President or a Vice President and by the Secretary. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any stock certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued by the Corporation with the same effect as if the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

     Section 3. Transfers of stock shall be made on the books of the Corporation only by the person in whose name such stock is registered or by his attorney lawfully constituted in writing, and unless otherwise authorized by the shareholders, only on surrender and cancellation of the certificate transferred. No stock certificate shall be issued to a transferee until the transfer has been made on the books of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.


                          ARTICLE VII

                           Dividends

     Dividends may be declared at such times as the shareholders shall determine from the net earnings, or earned surplus, in accordance with law. Stock dividends may be declared if justified and provided capital is not impaired by such action.


                          ARTICLE VIII

                           Fiscal Year

     Section 1. The fiscal year of the Corporation shall be the calendar year.


                           ARTICLE IX

                        Waiver of Notice

     Whenever by statute or by the Certificate of Incorporation or by these Bylaws any notice whatever is required to be given, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                            ARTICLE X

               Indemnification by the Corporation

     The Corporation shall indemnify to the full extent authorized or permitted by The General and Business Corporation Law of Missouri, as now in effect or as hereafter amended, any person made or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation) by reason of the fact that he/she is or was a shareholder, officer, employee or agent of the Corporation or serves any other enterprises as such at the request of the Corporation.

     The foregoing right of indemnification shall be deemed exclusive of any other rights to which such persons may be entitled apart from this Article X. The foregoing right of indemnification shall continue as to a person who has ceased to be a shareholder, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.


                           ARTICLE XI

                           Amendments

     The shareholders may make, alter, amend or repeal Bylaws of the Corporation at any annual or special meeting of shareholders by a majority vote of the shareholders present and entitled to vote at such meeting, provided a quorum is present.